UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 25, 2024

MannKind Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50865	13-3607736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Casper Street, Danbury, Connecticut 06810

(Address of Principal Executive Offices) (Zip Code)

(818) 661-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)

Effective April 22, 2024 (the “Effective Date”), Steven B. Binder is retiring as the Chief Financial Officer and principal accounting officer of MannKind Corporation (the “Company”). On March 25, 2024, the Company’s board of directors appointed Christopher Prentiss as the Company’s Chief Financial Officer and principal accounting officer, effective on April 22, 2024, succeeding Mr. Binder in these capacities. Commencing on the Effective Date, Mr. Binder’s title will be changed to Executive Vice President, Special Projects, a role he is anticipated to serve in through December 31, 2024.

Mr. Prentiss, age 48, has served as Chief Financial Officer of ADARx Pharmaceuticals, Inc., a privately held clinical-stage biotechnology company, since September 2022. Between April 2015 and November 2021, he held a series of finance positions of increasing responsibility at the commercial-stage biotech company Adamas Pharmaceuticals, Inc. (“Adamas”), culminating in Chief Financial Officer commencing in November 2019. His responsibilities at Adamas included finance, accounting, investor relations, information technology and facilities. Prior to that, Mr. Prentiss was Senior Director, Controller at Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, from May 2012 to June 2013, where he was responsible for the accounting and tax functions. He previously served in senior finance positions of increasing responsibility during his earlier career at the Company between 2005-2012. Prior to that, Mr. Prentiss was a Senior Manager at KPMG LLP in the assurance practice. Mr. Prentiss received a Bachelor’s of Science degree in Accounting from Loyola Marymount University, and a Masters of Business Administration from Indiana University. Mr. Prentiss is a licensed CPA (inactive) in California.

In connection with his appointment, the Company entered into an employment offer letter with Mr. Prentiss that will govern the terms of his employment with the Company. The employment offer letter provides that Mr. Prentiss will receive an annual base salary of $460,000 and will be eligible to receive an annual performance bonus with a target bonus percentage equal to 50% of his base salary. In addition, Mr. Prentiss will be eligible to receive relocation assistance benefits through the Company’s relocation assistance program. The employment offer letter also provides that Mr. Prentiss will be eligible to participate in the Company’s 2018 Equity Incentive Plan (the “2018 EIP”), and will be entitled to receive (a) an equity award of 103,600 restricted stock units (“RSUs”), which will vest 1/3 on each of the second, third and fourth anniversaries of the vesting commencement date, subject to the terms of the 2018 EIP and related RSU award agreement, and (b) at the Company’s next annual grant cycle for its executive officers in May 2024, an equity award at the same level as its other Executive Vice Presidents, expected to be comprised 55% of performance-based RSUs and 45% of time-based RSUs. In addition, on or shortly after the Effective Time, Mr. Prentiss will enter into a Change of Control Agreement in substantially the form filed with the Securities and Exchange Commission (“SEC”) on April 7, 2017 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, which will provide that if Mr. Prentiss’s employment is subject to an involuntary termination within two years following a change in control, he will be entitled to receive continued payment of base salary for 18 months, payment of his group health insurance premiums for up to 18 months, a prorated annual performance bonus and full accelerated vesting of any unvested equity awards. Mr. Prentiss may also be entitled to receive tax gross up payments in the event any payments made in connection with a change in control are subject to the excise taxes imposed by Sections 280G and 4999 of the Internal Revenue Code.

Mr. Prentiss will also enter into an indemnity agreement with the Company in the form previously filed with the SEC as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, originally filed with the SEC on April 30, 2004, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description of Document

Exhibit 10.1	Offer Letter, dated March 25, 2024, between MannKind Corporation and Chris Prentiss.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation

Date: March 26, 2024	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Executive Vice President, General Counsel and Secretary